Exhibit 99

Journal Communications to Include Non-Cash Impairment Charge in 4th Quarter 2008 Financial Statements

MILWAUKEE--(BUSINESS WIRE)--December 19, 2008--Journal Communications, Inc. (NYSE:JRN) announced today that in connection with its annual impairment testing of goodwill and other intangible assets, conducted each year in the fourth quarter, it expects to conclude a non-cash goodwill impairment charge will be necessary. In addition, the Company may need to record an additional amount for other intangible assets in the fourth quarter ending December 28, 2008. Further deteriorating macro-economic factors, a prolonged adverse change in the business climate, further deteriorating market conditions and results and the growing difference between the Company’s book value and its fair value as derived from its stock price are the primary reasons for the expected impairment charge in accordance with generally accepted accounting principles.

The non-cash impairment charge is expected to primarily affect the book value of the Company’s broadcast intangible assets. The charge will have no effect on cash flows, but will reduce reported earnings per share for the fourth quarter and full year 2008.

“The challenging economy and precipitous decline in the stock market is impacting our stock and the stock of other media companies,” said Steven J. Smith, chairman and chief executive officer. “We believe that the current stock price understates the value of Journal Communications and the significance that our advertisers and audiences find in our products and services. The quality of our products and the strength of our brands in our local markets cause us to be optimistic about the long term prospects for our Company.”

“We believe that we are well positioned to weather cyclical advertising weakness as well as longer-term industry evolution. The expected charge will be a non-cash charge to GAAP earnings and will not affect our ability to generate cash. We will continue to position the Company for success beyond the current economic environment,” said Andre J. Fernandez, executive vice president and chief financial officer.

As of the end of the third quarter on September 28, 2008, the Company’s goodwill was $240.4 million. The charge for goodwill may potentially be up to the total amount of the Company’s goodwill.

Forward-looking Statements

This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found on page 1 of our most recent Annual Report on Form 10-K and on page 23 of our most recent Quarterly Report on Form 10-Q, each as filed with the Securities and Exchange Commission.

About Journal Communications

Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media company with operations in publishing, radio and television broadcasting, interactive media and printing services. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and 55 community newspapers and shoppers in Wisconsin and Florida. We own and operate 35 radio stations and 12 television stations in 12 states and operate an additional television station under a local marketing agreement. Our interactive media assets include about 120 online enterprises that are associated with our daily and community newspapers and television and radio stations. We also provide a wide range of commercial printing services -- including printing of publications, professional journals and documentation material -- and operate a direct marketing services business.

CONTACT:
Journal Communications, Inc.
Andre J. Fernandez
Executive Vice President, Finance & Strategy
and Chief Financial Officer
414-224-2884